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                       [RYDER SCOTT COMPANY LETTERHEAD]



                        CONSENT OF RYDER SCOTT COMPANY


           We consent to the use on the form 10-K of Sterling Gas Drilling Fund 1981 of our reserve report and all schedules, exhibits, and attachments thereto incorporated by reference of Form 10-K and to any reference made to us on Form 10-K as a result of such incorporation.


                                        Very Truly Yours,

                                        /s/ Ryder Scott Company
                                            Petroleum Engineers

                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS


Denver, Colorado
March 11, 1996